Exhibit 23.2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 27, 2005, relating to the consolidated financial statements and financial statement schedule of AltiGen Communications, Inc. and subsidiaries for the year ended September 30, 2005 appearing in the Annual Report on Form 10-K of AltiGen Communications, Inc. for the year ended September 30, 2007.

/s/ Deloitte & Touche LLP

San Jose, California
December 28, 2007